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                                                                      EXHIBIT 5
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                         NUTTER, McCLENNEN & FISH, LLP

                               ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699

          TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS

                                   October 26, 1998


Carey International, Inc.
4530 Wisconsin Avenue, N.W.
Washington, D.C. 20016

Gentlemen/Ladies:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Carey International, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to
(i) 50,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), that may be issued pursuant to the Company's 1998 Customer Service Stock Bonus Plan (the "Plan"), (ii) 100,000 shares of Common Stock that may be issued pursuant to Deferment of Compensation Agreements by and between the Company and certain of its directors (the "Deferred Compensation Agreements"), and (iii) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan or the Deferred Compensation Agreements by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

     We have acted as legal counsel for the Company in connection with adoption of the Plan and the Deferred Compensation Agreements, are familiar with the Company's Certificate of Incorporation and By-laws, both as amended to date (collectively, the "Organizational Documents"), and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

     1. When issued in compliance with the terms of the Plan and the Deferred Compensation Agreements, the Organizational Documents (as amended through the various dates of issuance) and the Delaware General Corporation Law, the 150,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

     2. The additional shares of Common Stock which may become issuable under the Plan or the Deferred Compensation Agreements by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan or the Deferred Compensation Agreements (as the case may be) and in compliance with the applicable provisions of law and of the Organizational Documents (as amended through the various dates of issuance), will be duly and validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                    Very truly yours,

                                    /s/ Nutter, McClennen & Fish, LLP
                                    ---------------------------------
                                    Nutter, McClennen & Fish, LLP

JED/DSS